UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 9, 2009

ClearOne Communications, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Utah
(State or Other Jurisdiction of Incorporation)

001-33660	87-0398877
(Commission File Number)	(I.R.S. employer identification number)

5225 Wiley Post Way, Suite 500 Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

(801) 975-7200
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On December 4, 2009, ClearOne Communications, Inc. (the “Company”) provided notice of termination to Joseph P. Sorrentino, Executive Vice President of World Wide Sales.

Item 8.01	Other Events

On December 4, 2009, E. Bryan Bagley, a director of the Company entered into a 10b5-1(c) Stock Purchase Plan (“Plan”) to purchase Company’s common stock (“Plan shares”).

Principal terms of the Plan include the following:

A broker (“Broker”) has been engaged to purchase up to an aggregate of 200,000 Plan shares at a purchase price of not more than $3.00 per share. The timing and execution of all purchases will be made at the sole discretion of the Broker.

The plan would be effective from December 5, 2009 and would terminate no later than December 31, 2010. However, the plan would terminate earlier on a date when 200,000 shares have been purchased in accordance with the terms of this Plan.  The Plan may also be terminated by Bagley at any time upon written notice delivered to Broker with a copy of the notice provided to the Secretary of the Company.

All purchases under the Plan will be reported by Bagley through Form 4 filings with the Securities and Exchange Commission.

Bagley will cease all purchases under the Plan promptly upon notice from the Secretary of ClearOne that the independent directors of the Company’s Board of Directors have determined that purchases under the Plan must be suspended for the period determined by those directors. In this regard, Bagley acknowledges that it may be necessary or appropriate for the Company to instruct him to suspend purchases under the Plan in connection with events, including without limitation public or private offerings of securities, mergers or acquisitions, tender offers or similar events.

The Plan is intended to comply with the requirements of Rule 10b5-1(c) under the Exchange Act and this Plan shall be interpreted to comply with the requirements of Rule 10b5-1(c).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE COMMUNICATIONS, INC.

Date: December 9, 2009	By:	/s/ Zeynep Hakimoglu
Zeynep Hakimoglu
President, CEO and Chairman

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